Exhibit 99.1


                        The DIRECTV Group Announces Third
                              Quarter 2006 Results

   DIRECTV U.S. Revenues Increase 12% to $3.4 Billion and Operating Profit before Depreciation and Amortization More than Doubles to $823
                                Million

   DIRECTV U.S. Cash Flow before Interest and Taxes Increases 31% to
                             $416 Million


    EL SEGUNDO, Calif.--(BUSINESS WIRE)--Nov. 8, 2006--The DIRECTV Group, Inc. (NYSE:DTV) today reported that third quarter revenues increased 13% to $3.67 billion and operating profit before depreciation and amortization(1) more than doubled to $894 million compared to last year's third quarter. The DIRECTV Group reported that third quarter 2006 operating profit quadrupled and net income more than tripled to $628 million and $370 million, respectively, when compared to the same period last year. Earnings per share were $0.30 compared with $0.07 in the same period last year. These financial results include the effect of $325 million of equipment that DIRECTV U.S. capitalized during the third quarter under its lease program, which was implemented March 1, 2006.

    "Third quarter results provide an accurate snapshot of the benefits gained from our principal goal to grow DIRECTV profitably with a particular focus on higher quality subscriber growth. Highlights for DIRECTV U.S. included a 12% increase in revenues to $3.40 billion, a more than doubling of operating profit before depreciation and amortization to $823 million and a 31% increase in cash flow before interest and taxes to $416 million," said Chase Carey, president and CEO of The DIRECTV Group, Inc.

    Carey continued, "As we've seen in recent quarters, much of the improved financial results can be attributed to our strategy of targeting higher quality subscribers. Although total gross subscriber additions of 1.0 million in the quarter were down 9% compared to the prior year, the more important metric is that we increased the number of higher quality subscribers added in the quarter by 7% compared to last year. We're seeing that higher quality subscribers tend to buy more services -- particularly high definition and digital video recorder services -- which is contributing to our strong ARPU growth of 6% in the quarter. The improved subscriber base and higher penetration of advanced services are also the main factors driving the average monthly churn rate down from 1.89% last year to 1.80% in the current period, resulting in 165,000 net subscriber additions in the quarter.

    "The increases in both operating profit before depreciation and amortization (including the cost of capitalized set-top receivers under our new lease program) as well as cash flow before interest and taxes are also largely due to the improved customer credit profiles and focus on controlling costs. For example, the total cost to acquire new subscribers was down 8% or $56 million in the quarter due to the significant reduction in lower quality subscribers attained as well as an acquisition cost per subscriber, or SAC, that was relatively unchanged from the prior year despite a 72% increase in new customers added in the quarter with advanced services."

    Carey concluded, "In the coming months, we look forward to launching another 30 markets with standard definition local channels and 12 markets with high definition local channels, bringing our total coverage to approximately 97% and 70%, respectively, of U.S. TV households. With the launch of two additional dedicated HD satellites next year, we are poised to offer the most comprehensive and compelling HD programming to a segment of the population that is expected to experience dramatic growth: homes with HD televisions. In addition, we will continue to introduce exciting services over the coming months including video-on-demand, a gaming lounge and software that enables your television to interact with your personal computer."

    Third Quarter Review

    Lease Program. On March 1, 2006, DIRECTV U.S. introduced a set-top receiver lease program primarily to increase future profitability by providing DIRECTV U.S. with the opportunity to retrieve and reuse set-top receivers. Under this new program, set-top receivers are capitalized and depreciated over their estimated useful lives of three years. Prior to March 1, 2006, set-top receivers provided to new and existing DIRECTV U.S. subscribers were immediately expensed upon activation as a subscriber acquisition or upgrade and retention cost. The lease program is expected to result in a reduction in subscriber acquisition, upgrade and retention costs. The amount of set-top receivers capitalized during the period is now reported in the DIRECTV U.S. Consolidated Statements of Cash Flows under the captions "Cash paid for subscriber leased equipment - subscriber acquisitions" and "Cash paid for subscriber leased equipment - upgrade and retention". The amount of cash DIRECTV U.S. paid during the quarter ended September 30, 2006 for leased set-top receivers totaled $325 million - $204 million for subscriber acquisitions and $121 million for upgrade and retention.



                THE DIRECTV GROUP'S OPERATIONAL REVIEW

The DIRECTV Group

                                  Three Months      Nine Months Ended
                               Ended September 30,    September 30,
Dollars in Millions except     ------------------- -------------------
 Earnings per Common Share       2006      2005      2006      2005
------------------------------ --------- --------- --------- ---------
Revenues                       $  3,667  $  3,233  $ 10,572  $  9,569
                                --------  --------  --------  --------
Operating Profit Before
 Depreciation
 and Amortization(1)                894       365     2,476     1,045
                                --------  --------  --------  --------
Operating Profit                    628       156     1,762       414
                                --------  --------  --------  --------
Net Income                          370        95     1,064       215
                                --------  --------  --------  --------
Earnings Per Common Share ($)      0.30      0.07      0.83      0.15
                                --------  --------  --------  --------
Free Cash Flow(2)                   320       191       886        88
                                --------  --------  --------  --------


    Operational Review. In the third quarter of 2006, The DIRECTV Group's revenues of $3.67 billion increased 13% over the same period in the prior year principally due to strong growth in average revenue per subscriber (ARPU) and a larger subscriber base at DIRECTV U.S., as well as the consolidation of Sky Brasil's financial results due to the completion of the merger with DIRECTV Brasil on August 23, 2006.

    The higher operating profit before depreciation and amortization of $894 million and operating profit of $628 million were mostly related to the DIRECTV U.S. business due to the capitalization of customer equipment under the lease program for both new and existing subscribers, the increase in gross profit generated from the higher revenues, and reduced subscriber acquisition costs resulting from the decline in lower quality gross subscriber additions. In addition, DIRECTV Latin America booked a gain of $61 million associated with the DIRECTV Brasil and Sky Brasil merger. Also impacting the comparison was a $30 million non-cash gain in the third quarter of 2005 related to the Sky Mexico transaction. The change in operating profit also reflects an increase in depreciation expense related to the new set-top box lease program at DIRECTV U.S.

    Net income increased to $370 million in the third quarter of 2006 primarily due to the changes in operating profit discussed above partially offset by higher income tax expense in the most recent quarter associated with the higher pre-tax income.

    Year-To-Date Review

    The DIRECTV Group's revenues of $10.57 billion in the first nine months of 2006 increased 10% compared to the same period of 2005 driven principally by subscriber growth at DIRECTV U.S. and DIRECTV Latin America, as well as continued solid ARPU growth at DIRECTV U.S. and the consolidation of the Sky Brasil financial results following the merger with DIRECTV Brasil in August 2006. These changes were partially offset by the exclusion of Hughes Network Systems' (HNS) results in 2006 due to its sale.

    In the first nine months of 2006, operating profit before depreciation and amortization more than doubled to $2.48 billion and operating profit more than quadrupled to $1.76 billion driven primarily by DIRECTV U.S. due to the capitalization of $664 million of customer equipment under the lease program for both new and existing subscribers, the increase in gross profit generated from higher revenues, and reduced subscriber acquisition costs resulting from the decline in lower quality gross subscriber additions, partially offset by higher retention and upgrade spending. Also impacting the comparison were several non-cash gains at DIRECTV Latin America including $61 million recorded in the third quarter of 2006 at the completion of the Sky Brasil merger with DIRECTV Brasil, as well as $57 million recorded in the first quarter of 2006 and $58 million in the first nine months of 2005 related to the Sky Mexico transaction. In addition, HNS recorded losses in the first quarter of 2005 primarily related to charges associated with its sale. Operating profit was also negatively impacted by an increase in depreciation expense primarily as a result of the new set-top receiver leasing program at DIRECTV U.S.

    Net income in the first nine months of 2006 increased to $1.06 billion primarily due to the higher operating profit discussed above as well as a second quarter 2005 charge of $65 million related to the premium paid for the redemption of senior notes and the write-off of a portion of deferred debt issuance costs from debt refinancing. Partially offsetting these improvements were higher 2006 income tax expense resulting from an increase in pre-tax income and a $31 million credit in the second quarter of 2005 related to the favorable settlement of a U.S. federal income tax dispute associated with a previously divested business.



                       SEGMENT FINANCIAL REVIEW
                         DIRECTV U.S. Segment

                                  Three Months         Nine Months
DIRECTV U.S.                   Ended September 30, Ended September 30,
                               ------------------- -------------------
Dollars in Millions except
 ARPU                            2006      2005      2006      2005
------------------------------ --------- --------- --------- ---------
Revenue                        $  3,403  $  3,048  $  9,915  $  8,810
                                --------  --------  --------  --------
Average Monthly Revenue per
 Subscriber (ARPU) ($)            72.74     68.65     71.41     67.52
                                --------  --------  --------  --------
Operating Profit Before
 Depreciation and
 Amortization(1)                    823       338     2,345     1,058
                                --------  --------  --------  --------
Operating Profit                    597       171     1,734       542
                                --------  --------  --------  --------
Cash Flow Before Interest and
 Taxes(3)                           416       319     1,077       536
                                --------  --------  --------  --------
Free Cash Flow(2)                   121       230       393       381
                                --------  --------  --------  --------

Subscriber Data (in 000's
 except Churn)
Gross Subscriber Additions        1,006     1,104     2,788     3,205
                                --------  --------  --------  --------
Average Monthly Subscriber
 Churn                             1.80%     1.89%     1.62%     1.70%
                                --------  --------  --------  --------
Net Subscriber Additions            165       263       545       993
                                --------  --------  --------  --------
Cumulative Subscribers           15,678    14,933    15,678    14,933
                                --------  --------  --------  --------


    DIRECTV U.S. gross subscriber additions of 1,006,000 declined 9% compared to the third quarter of 2005 primarily due to the implementation of revised credit policies and dealer incentives designed to improve the quality of new subscriber additions. As a result of these changes, DIRECTV U.S. increased the number of higher quality subscribers attained in the quarter by 7% compared to last year. This trend of attaining higher quality subscribers combined with the significant increase in subscribers with advanced services were major contributors to the reduction in monthly churn from 1.89% to 1.80% in the current quarter. DIRECTV U.S. added 165,000 net subscribers in the quarter, bringing the total number of DIRECTV U.S. subscribers to 15.68 million as of September 30, 2006, an increase of 5% over the 14.93 million subscribers on September 30, 2005.

    In the quarter, DIRECTV U.S. revenues increased nearly 12% to $3.40 billion due to strong ARPU growth and the larger subscriber base. ARPU of $72.74 increased 6.0% compared to last year principally due to programming package price increases as well as higher mirroring, lease, digital video recorder (DVR) and high-definition programming fees.

    The third quarter 2006 operating profit before depreciation and amortization increased 144% to $823 million and operating profit more than tripled to $597 million primarily due to the capitalization of customer equipment, the increase in gross profit generated from the higher revenues and lower subscriber acquisition costs resulting from the decline in lower quality subscriber additions. Excluding the $325 million of customer equipment that was capitalized under the new lease program, operating profit before depreciation and amortization would have increased 48%.

                     DIRECTV Latin America Segment

    DIRECTV Latin America and Sky Consolidation. In August 2006, The DIRECTV Group completed a series of transactions with News Corporation, Grupo Televisa, Globo and Liberty Media that will strengthen the operating and financial performance of DIRECTV Latin America by combining the two platforms into a single platform in each of the major territories served in the region. In 2006, The DIRECTV Group paid News Corporation and Liberty Media approximately $373 million for their equity stakes in Sky Mexico and received approximately $59 million from Televisa. The DIRECTV Group also received a net payment of $97 million from News Corporation at the completion of the Sky Brasil transaction. As a result of these transactions, The DIRECTV Group has a combined direct and indirect ownership of approximately 74% of the merged business in Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. These ownership percentages do not consider Darlene Investment LLC's minority interest in these businesses. Sky Mexico, whose results are not consolidated by DIRECTV Latin America, had approximately 1.40 million subscribers as of September 30, 2006.



                                  Three Months         Nine Months
DIRECTV Latin America          Ended September 30, Ended September 30,
                               ------------------- -------------------
Dollars in Millions              2006      2005      2006        2005
------------------------------ --------- --------- --------- ---------
Revenue                        $    264  $    185  $    659  $    553
                                --------  --------  --------  --------
Operating Profit Before
 Depreciation and
 Amortization(1)                     92        54       189       122
                                --------  --------  --------  --------
Operating Profit (Loss)              52        12        82         3
                                --------  --------  --------  --------
Net Subscriber Additions(4)
 (000's)                             33        36       172       110
                                --------  --------  --------  --------
Cumulative Subscribers(4)
 (000's)                          2,634     1,555     2,634     1,555
                                --------  --------  --------  --------


    Operational Review. In the third quarter of 2006, DIRECTV Latin America's net subscriber additions of 33,000 were relatively unchanged from the prior period. The total number of DIRECTV subscribers in Latin America as of September 30, 2006 increased 69% to 2.63 million compared to 1.56 million as of September 30, 2005. The increase is due to the 869,000 subscribers added as a result of the merger with Sky Brasil, as well as the new subscribers added throughout the region over the past year.

    Revenues for DIRECTV Latin America increased 43% to $264 million in the quarter primarily due to the consolidation of Sky Brasil's operations. Also contributing to the increase in revenue was continued subscriber growth, particularly in Argentina and Venezuela. The increase in DIRECTV Latin America's third quarter 2006 operating profit before depreciation and amortization to $92 million and the operating profit to $52 million were primarily attributable to a non-cash gain of $61 million in the third quarter of 2006 associated with the DIRECTV Brasil and Sky Brasil merger, as well as the gross profit on the increased revenue. Also impacting the comparison was a $30 million non-cash gain in the third quarter of 2005 related to the Sky Mexico transaction.



                       Network Systems Segment

                                  Three Months         Nine Months
Network Systems Segment        Ended September 30, Ended September 30,
                               ------------------- -------------------
Dollars in Millions                2006      2005      2006      2005
------------------------------ --------- --------- --------- ---------
Revenue                               -         -         -  $    211
                               --------- --------- --------- ---------
Operating Loss Before
 Depreciation and
 Amortization(1)                      -         -         -       (61)
                               --------- --------- --------- ---------
Operating Loss                        -         -         -       (61)
                               --------- --------- --------- ---------


    On April 22, 2005, The DIRECTV Group completed the sale of a 50% interest in HNS LLC, an entity that owns substantially all of the assets of HNS, to SkyTerra Communications, Inc. As of the date of this sale until January 2006, The DIRECTV Group accounted for 50% of HNS' net income or loss as an equity investment in "Other, net" in the Consolidated Statements of Operations. In January 2006, The DIRECTV Group completed the sale of the remaining 50% interest in HNS LLC to SkyTerra and received $110 million in cash.



               CONSOLIDATED BALANCE SHEET AND CASH FLOW

The DIRECTV Group                          September 30, December 31,
Dollars in Billions                            2006          2005
------------------------------------------ ------------- -------------
Cash, Cash Equivalents & Short-Term
 Investments                               $       2.27  $       4.38
                                            ------------  ------------
Total Debt                                         3.62          3.42
                                            ------------  ------------
Net Debt/(Cash)                                    1.35         (0.96)
                                            ------------  ------------


    The DIRECTV Group's consolidated cash and short-term investment balance of $2.27 billion declined by $2.11 billion in the first nine months of 2006 mostly due to the implementation of a $3.00 billion share repurchase program announced on February 8, 2006. Through September 30, 2006, The DIRECTV Group had repurchased and retired
182.7 million shares of DIRECTV Group common stock for approximately $2.95 billion at an average price of $16.12 per share. Also impacting the cash balance through September 30, 2006, were net payments of $218 million related to the DIRECTV Latin America transactions, $110 million received for the sale of the remaining interest in HNS, as well as free cash flow in the period of $886 million. Free cash flow was driven by cash flow from operations of $2.17 billion partially offset by cash paid for satellites and property and equipment of $1.29 billion. Total debt increased to $3.62 billion primarily due to the consolidation of $210 million of outstanding debt at Sky Brasil upon its merger with DIRECTV Brasil.

                      CONFERENCE CALL INFORMATION

    A live webcast of The DIRECTV Group's third quarter 2006 earnings call will be available on the company's website at www.directv.com. The webcast will begin at 11:00 a.m. ET, today, November 8, 2006 and will be archived on our website at www.directv.com.

                               FOOTNOTES

    (1) Operating profit (loss) before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of The DIRECTV Group's and DIRECTV Holdings LLC's Annual Reports on Form 10-K for the year ended December 31, 2005 for further discussion of operating profit (loss) before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

    (2) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions "Cash paid for property and equipment", "Cash paid for satellites", "Cash paid for subscriber leased equipment - subscriber acquisitions", and "Cash paid for subscriber leased equipment - upgrade and retention" from "Net cash provided by (used in) operating activities" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use free cash flow to evaluate the cash generated by DIRECTV U.S.' current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers and for additional capital expenditures. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare DIRECTV U.S.' operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

    (3) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions "Cash paid for property and equipment", "Cash paid for satellites", "Cash paid for subscriber leased equipment - subscriber acquisitions" and "Cash paid for subscriber leased equipment - upgrade and retention" from "Net cash provided by (used in) operating activities" from the Consolidated Statements of Cash Flows and then adding back net interest paid and "Cash paid (refunded) for income taxes". This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by DIRECTV U.S.' current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers and for additional capital expenditures. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare DIRECTV U.S.' operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

    (4) DIRECTV Latin America net subscriber additions exclude DIRECTV Latin America's subscriber activity in Mexico as well as the 869,000 subscribers acquired in August, 2006 from Sky Brasil. DIRECTV Latin America cumulative subscribers exclude subscribers of the Sky Mexico service but include the consolidated Sky Brasil subscribers.

      CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "estimate," "anticipate," "intend," "plan," "foresee," "project" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DTVLA operates; foreign currency exchange rates; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

    The DIRECTV Group (NYSE:DTV) is a world-leading provider of digital television entertainment services and is approximately 39 percent owned by News Corporation. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, The DIRECTV Group provides digital television service to more than 15.6 million customers in the United States, and more than 4 million customers in Latin America.



THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                              ------------------- --------------------
                                2006      2005      2006       2005
                              --------- --------- ---------- ---------

Revenues                      $3,666.8  $3,233.2  $10,572.4  $9,569.0
----------------------------- --------- --------- ---------- ---------

Operating Costs and Expenses
 Costs of revenues, exclusive
  of depreciation and
  amortization expense
   Broadcast programming and
    other                      1,522.5   1,306.6    4,305.0   3,890.4
   Subscriber service
    expenses                     302.1     251.1      817.4     714.1
   Broadcast operations
    expenses                      62.4      65.4      207.9     190.8
 Selling, general and
  administrative expenses,
  exclusive of depreciation
  and amortization expense
   Subscriber acquisition
    costs                        455.3     708.4    1,464.5   2,113.7
   Upgrade and retention
    costs                        210.5     293.5      651.2     774.5
   General and administrative
    expenses                     280.8     273.6      768.3     873.4
   Gain on disposition of
    businesses, net              (60.7)    (30.1)    (117.7)    (33.1)
 Depreciation and
  amortization expense           265.7     208.3      714.1     631.4
----------------------------- --------- --------- ---------- ---------
Total Operating Costs and
 Expenses                      3,038.6   3,076.8    8,810.7   9,155.2
----------------------------- --------- --------- ---------- ---------

Operating Profit                 628.2     156.4    1,761.7     413.8

Interest income                   28.4      44.8      107.9      97.9
Interest expense                 (63.2)    (64.4)    (178.5)   (179.9)
Other, net                        12.4       2.3       32.2     (71.3)
----------------------------- --------- --------- ---------- ---------

Income From Continuing
 Operations Before Income
 Taxes and Minority Interests    605.8     139.1    1,723.3     260.5

Income tax expense              (228.5)    (41.7)    (645.8)    (73.6)
Minority interests in net
 earnings of subsidiaries         (7.1)     (2.8)     (13.4)     (3.5)
----------------------------- --------- --------- ---------- ---------

Income from continuing
 operations                      370.2      94.6    1,064.1     183.4
Income from discontinued
 operations, net of taxes            -         -          -      31.3
----------------------------- --------- --------- ---------- ---------


Net Income                    $  370.2  $   94.6  $ 1,064.1  $  214.7
============================= ========= ========= ========== =========

Basic and Diluted Earnings
 Per Common Share:
Income from continuing
 operations                   $   0.30  $   0.07  $    0.83  $   0.13
Income from discontinued
 operations, net of taxes            -         -          -      0.02
----------------------------- --------- --------- ---------- ---------
Basic and Diluted Earnings
 Per Common Share:            $   0.30  $   0.07  $    0.83  $   0.15
============================= ========= ========= ========== =========

Weighted average number of
 common shares outstanding
 (in millions)
   Basic                       1,220.9   1,389.1    1,274.5   1,387.6
   Diluted                     1,227.9   1,395.5    1,281.1   1,393.8
============================= ========= ========= ========== =========




THE DIRECTV GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

                                            September 30, December 31,
ASSETS                                          2006         2005
------------------------------------------- ------------- ------------
Current Assets
Cash and cash equivalents                   $    2,039.1  $   3,701.3
Short-term investments                             233.0        683.2
Accounts receivable, net of allowances of
 $70.9 and $80.5                                 1,155.5      1,033.2
Inventories                                        167.6        283.1
Deferred income taxes                              119.7        163.3
Prepaid expenses and other                         302.0        232.3
------------------------------------------- ------------- ------------

Total Current Assets                             4,016.9      6,096.4
Satellites, net                                  1,974.5      1,875.5
Property and Equipment, net                      1,979.6      1,199.2
Goodwill                                         3,594.2      3,045.3
Intangible Assets, net                           1,835.2      1,878.0
Deferred Income Taxes                               14.2        492.4
Investments and Other Assets                       790.7      1,043.4
------------------------------------------- ------------- ------------

Total Assets                                $   14,205.3  $  15,630.2
=========================================== ============= ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------- ------------- ------------
Current Liabilities
Accounts payable and accrued liabilities    $    2,457.1  $   2,541.8
Unearned subscriber revenue and deferred
 credits                                           420.3        276.6
Short-term borrowings and current portion
 of long-term debt                                 220.7          9.7
------------------------------------------- ------------- ------------

Total Current Liabilities                        3,098.1      2,828.1
Long-Term Debt                                   3,397.5      3,405.3
Other Liabilities and Deferred Credits           1,437.3      1,407.6
Commitments and Contingencies
Minority Interests                                  62.6         49.2
Stockholders' Equity                             6,209.8      7,940.0
------------------------------------------- ------------- ------------

Total Liabilities and Stockholders' Equity  $   14,205.3  $  15,630.2
=========================================== ============= ============

THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

                                      Nine Months Ended September 30,
                                           2006             2005
------------------------------------------------------ ---------------
Cash Flows From Operating Activities
Net Income                            $       1,064.1  $        214.7
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
   Depreciation and amortization                714.1           631.4
   Gain from disposition of
    businesses, net                            (117.7)          (33.1)
   Net (gain) loss from sale of
    investments                                 (14.3)            0.6
   Gain from discontinued operations                -           (31.3)
   Loss on disposal of fixed assets              18.1             0.4
   Share-based compensation expense              33.0            30.9
   Write-off of debt issuance costs                 -            19.0
   Equity in earnings from
    unconsolidated affiliates                   (17.9)            5.6
   Deferred income taxes and other              578.4            84.3
   Change in other operating assets
    and liabilities
      Accounts receivable, net                  (89.5)           14.5
      Inventories                               119.3          (112.6)
      Prepaid expenses and other                (33.3)          (80.4)
      Accounts payable and accrued
       liabilities                             (223.2)           38.8
      Unearned subscriber revenue and
       deferred credits                         135.6           103.1
      Other, net                                  8.0          (182.1)
------------------------------------------------------ ---------------
Net Cash Provided by Operating
 Activities                                   2,174.7           703.8
------------------------------------------------------ ---------------
Cash Flows From Investing Activities
Purchase of short-term investments           (1,963.1)       (3,050.9)
Sale of short-term investments                2,412.5         2,920.5
Investment in companies, net of cash
 acquired                                      (381.6)              -
Proceeds from sale of investments               182.4           113.1
Proceeds from collection of notes
 receivable                                     141.6               -
Proceeds from sale of businesses                    -           246.0
Cash paid for property and equipment         (1,116.0)         (337.3)
Cash paid for satellites                       (172.8)         (278.7)
Other, net                                      (31.3)          (10.3)
------------------------------------------------------ ---------------
Net Cash Used in Investing Activities          (928.3)         (397.6)
------------------------------------------------------ ---------------
Cash Flows From Financing Activities
Common shares repurchased and retired        (2,946.6)              -
Net decrease in short-term borrowings            (1.5)           (4.9)
Excess tax benefit from share-based
 compensation                                     1.5               -
Cash proceeds from refinancing
 transactions                                       -         3,003.3
Repayment of long-term debt                      (5.0)       (2,002.4)
Repayment of other long-term
 obligations                                    (72.3)          (67.2)
Stock options exercised                         115.3            34.5
Debt issuance costs                                 -            (4.7)
------------------------------------------------------ ---------------
Net Cash Provided by (Used in)
 Financing Activities                        (2,908.6)          958.6
------------------------------------------------------ ---------------
Net increase (decrease) in cash and
 cash equivalents                            (1,662.2)        1,264.8
Cash and cash equivalents at
 beginning of the period                      3,701.3         2,307.4
------------------------------------------------------ ---------------
Cash and cash equivalents at the end
 of the period                        $       2,039.1  $      3,572.2
------------------------------------------------------ ---------------

Supplemental Cash Flow Information
Cash paid for interest                $         180.1  $        182.6
Cash paid for income taxes                       20.2             9.7




THE DIRECTV GROUP, INC.
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)

                                 Three Months          Nine Months
                              Ended September 30,  Ended September 30,
                              -------------------  -------------------
                                2006      2005       2006      2005
----------------------------- ------------------- --------------------
DIRECTV U.S.
Revenues                      $3,403.1  $3,048.4  $ 9,914.9  $8,809.7
Operating Profit Before
 Depreciation and
 Amortization(1)                 823.4     337.8    2,344.7   1,058.0
Operating Profit Before
 Depreciation and
 Amortization Margin(1)           24.2%     11.1%      23.6%     12.0%
Operating Profit              $  597.4  $  170.6  $ 1,734.1  $  542.2
Operating Profit Margin           17.6%      5.6%      17.5%      6.2%
Depreciation and Amortization $  226.0  $  167.2  $   610.6  $  515.8
Capital Expenditures(2)(3)       513.4     203.0    1,156.5     546.9

----------------------------- ------------------- --------------------
DIRECTV LATIN AMERICA
Revenues                      $  264.0  $  185.2  $   658.6  $  552.6
Operating Profit Before
 Depreciation and
 Amortization(1)                  92.3      54.2      188.7     122.1
Operating Profit Before
 Depreciation and
 Amortization Margin(1)           35.0%     29.3%      28.7%     22.1%
Operating Profit (Loss)       $   51.7  $   12.0  $    82.4  $    2.5
Operating Profit Margin           19.6%      6.5%      12.5%      0.5%
Depreciation and Amortization $   40.6  $   42.2  $   106.3  $  119.6
Capital Expenditures(2)           52.6      27.2      122.2      68.8

----------------------------- ------------------- --------------------
NETWORK SYSTEMS
Revenues                      $      -  $      -  $       -  $  211.4
Operating Loss Before
 Depreciation and
 Amortization(1)                     -         -          -     (60.8)
Operating Loss                       -         -          -     (60.8)
Depreciation and Amortization        -         -          -         -
Capital Expenditures(2)              -         -          -      18.1

----------------------------- ------------------- --------------------
ELIMINATIONS and OTHER
Revenues                      $   (0.3) $   (0.4) $    (1.1) $   (4.7)
Operating Loss Before
 Depreciation and
 Amortization(1)                 (21.8)    (27.3)     (57.6)    (74.1)
Operating Loss                   (20.9)    (26.2)     (54.8)    (70.1)
Depreciation and Amortization     (0.9)     (1.1)      (2.8)     (4.0)
Capital Expenditures(2)              -       2.6          -      32.2

----------------------------- ------------------- --------------------
TOTAL
Revenues                      $3,666.8  $3,233.2  $10,572.4  $9,569.0
Operating Profit Before
 Depreciation and
 Amortization(1)                 893.9     364.7    2,475.8   1,045.2
Operating Profit Before
 Depreciation and
 Amortization Margin(1)           24.4%     11.3%      23.4%     10.9%
Operating Profit              $  628.2  $  156.4  $ 1,761.7  $  413.8
Operating Profit Margin           17.1%      4.8%      16.7%      4.3%
Depreciation and Amortization $  265.7  $  208.3  $   714.1  $  631.4
Capital Expenditures(2)          566.0     232.8    1,278.7     666.0

======================================================================


(1) See footnote 1 above.
(2) Capital expenditures include cash paid and amounts accrued during the period for property, equipment and satellites.
(3) Beginning in March 2006, capital expenditures at DIRECTV U.S.
     include the cost of set-top receivers capitalized under its lease program.




DIRECTV HOLDINGS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

                               Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------

Revenues                       $3,403.1  $3,048.4  $9,914.9  $8,809.7
------------------------------ --------- --------- --------- ---------

Operating Costs and Expenses
  Costs of revenues, exclusive
   of depreciation and
   amortization expense
    Broadcast programming and
     other                      1,416.8   1,240.7   4,062.7   3,528.0
    Subscriber service
     expenses                     285.4     240.4     777.6     680.1
    Broadcast operations
     expenses                      44.8      39.4     132.4     110.1
  Selling, general and
   administrative expenses,
   exclusive of depreciation
   and amortization expense
    Subscriber acquisition
     costs                        432.0     691.4   1,401.0   2,059.2
    Upgrade and retention
     costs                        208.2     291.3     645.1     766.7
    General and administrative
     expenses                     192.5     207.4     551.4     607.6
  Depreciation and
   amortization expense           226.0     167.2     610.6     515.8
------------------------------ --------- --------- --------- ---------
Total Operating Costs and
 Expenses                       2,805.7   2,877.8   8,180.8   8,267.5
------------------------------ --------- --------- --------- ---------

Operating Profit                  597.4     170.6   1,734.1     542.2

Interest income                    17.8       8.2      49.5      12.7
Interest expense                  (53.6)    (60.6)   (163.4)   (175.3)
Other expense                      (0.6)     (0.8)     (1.9)    (66.4)
------------------------------ --------- --------- --------- ---------

Income Before Income Taxes        561.0     117.4   1,618.3     313.2

Income tax expense               (214.1)    (45.1)   (618.2)   (120.2)
------------------------------ --------- --------- --------- ---------

Net Income                     $  346.9  $   72.3  $1,000.1  $  193.0
============================== ========= ========= ========= =========




DIRECTV HOLDINGS LLC
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

                                       September 30,    December 31,
ASSETS                                     2006             2005
----------------------------------------------------------------------
Current Assets
Cash and cash equivalents             $       1,202.9  $      1,164.8
Accounts receivable, net of
 allowances of $65.1 and $75.0                1,079.7           995.9
Inventories                                     163.2           281.4
Deferred income taxes                           108.5           148.1
Prepaid expenses and other                      210.7           136.9
----------------------------------------------------------------------

Total Current Assets                          2,765.0         2,727.1
Satellites, net                               1,960.5         1,907.9
Property and Equipment, net                   1,584.7           848.3
Goodwill                                      3,031.7         3,031.7
Intangible Assets, net                        1,632.4         1,875.0
Other Assets                                    152.2           135.0
----------------------------------------------------------------------

Total Assets                          $      11,126.5  $     10,525.0
======================================================================

LIABILITIES AND OWNER'S EQUITY
----------------------------------------------------------------------
Current Liabilities
Accounts payable and accrued
 liabilities                          $       1,979.0  $      2,362.9
Unearned subscriber revenue and
 deferred credits                               392.6           259.0
Current portion of long-term debt                10.4             7.8
----------------------------------------------------------------------

Total Current Liabilities                     2,382.0         2,629.7
Long-Term Debt                                3,397.5         3,405.3
Other Liabilities and Deferred
 Credits                                        990.9           989.2
Deferred Income Taxes                           330.1           204.4
Commitments and Contingencies

Owner's Equity                                4,026.0         3,296.4
----------------------------------------------------------------------

Total Liabilities and Owner's Equity  $      11,126.5  $     10,525.0
======================================================================

DIRECTV HOLDINGS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

                                      Nine Months Ended September 30,
                                           2006             2005
------------------------------------------------------ ---------------
Cash Flows From Operating Activities
Net Income                            $       1,000.1  $        193.0
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
     Depreciation and amortization
      expense                                   610.6           515.8
     Share-based compensation expense            28.4            20.8
     Equity losses from
      unconsolidated affiliates                   1.9               -
     Amortization of debt issuance
      costs                                       3.7             5.1
     Write-off of debt issuance costs               -            19.0
     Deferred income taxes                      165.3            67.1
     Change in other operating assets
      and liabilities
        Accounts receivable, net                (82.2)           16.8
        Inventories                             118.2          (113.4)
        Prepaid expenses and other              (73.8)          (33.1)
        Other assets                            (23.8)           (7.0)
        Accounts payable and accrued
         liabilities                           (376.6)          180.5
        Unearned subscriber revenue
         and deferred credits                   133.6            91.4
        Other liabilities and
         deferred credits                        54.6           (78.6)
------------------------------------------------------ ---------------
Net Cash Provided by Operating
 Activities                                   1,560.0           877.4
------------------------------------------------------ ---------------
Cash Flows From Investing Activities
Cash paid for property and equipment           (329.9)         (250.2)
Cash paid for subscriber leased
 equipment - subscriber acquisitions           (402.9)              -
Cash paid for subscriber leased
 equipment - upgrade and retention             (261.0)              -
Cash paid for satellites                       (172.8)         (246.7)
Other                                            (2.1)           (1.7)
------------------------------------------------------ ---------------
Net Cash Used in Investing Activities        (1,168.7)         (498.6)
------------------------------------------------------ ---------------
Cash Flows From Financing Activities
Cash proceeds from refinancing
 transactions                                       -         3,003.3
Repayment of long-term debt                      (5.0)       (2,001.8)
Repayment of borrowing from Parent                  -          (875.0)
Repayment of other long-term
 obligations                                    (50.1)          (47.0)
Cash dividend to Parent                        (300.0)              -
Cash contribution from Parent                       -           538.3
Excess tax benefit from share-based
 compensation                                     1.9               -
Debt issuance costs                                 -            (4.7)
------------------------------------------------------ ---------------
Net Cash Provided by (Used in)
 Financing Activities                          (353.2)          613.1
------------------------------------------------------ ---------------
Net increase in cash and cash
 equivalents                                     38.1           991.9
Cash and cash equivalents at
 beginning of the period                      1,164.8            34.5
------------------------------------------------------ ---------------
Cash and cash equivalents at end of
 the period                           $       1,202.9  $      1,026.4
====================================================== ===============

Supplemental Cash Flow Information
Cash paid for interest                $         164.9  $        177.7
Cash paid (refunded) for income taxes           568.0            (9.9)



Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

----------------------------------------------------------------------
                          The DIRECTV Group
----------------------------------------------------------------------
     Reconciliation of Operating Profit Before Depreciation and
                  Amortization to Operating Profit(a)
----------------------------------------------------------------------
                               Three Months Ended   Nine Months Ended
                                 September 30,        September 30,
                              -------------------- -------------------
                                2006       2005      2006      2005
                              ---------- --------- --------- ---------
                                  (Dollars in         (Dollars in
                                    Millions)           Millions)
Operating Profit Before
 Depreciation and
 Amortization                 $   893.9    $364.7  $2,475.8  $1,045.2
Subtract: Depreciation and
 amortization expense             265.7     208.3     714.1     631.4
----------------------------- -------------------- -------------------
Operating Profit              $   628.2    $156.4  $1,761.7  $  413.8
============================= ==================== ===================


----------------------------------------------------------------------
(a) For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in The DIRECTV Group's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. This Form 10-Q is expected to be filed with the SEC in November 2006.
----------------------------------------------------------------------




                          The DIRECTV Group

       Reconciliation of Cash Flow before Interest and Taxes(3)
  and Free Cash Flow(2) to Net Cash Provided by Operating Activities
----------------------------------------------------------------------
                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                ------------------- ------------------
                                  2006      2005      2006     2005
                                ---------- -------- --------- --------
                                   (Dollars in         (Dollars in
                                     Millions)           Millions)
Cash Flow before Interest and
 Taxes                          $   392.8  $ 216.5  $  978.3  $ 182.2
Adjustments:
  Cash paid for interest            (66.2)   (66.0)   (180.1)  (182.6)
  Interest income                    28.4     44.8     107.9     97.9
  Income taxes paid                 (35.3)    (4.7)    (20.2)    (9.7)
------------------------------- ------------------- ------------------
Subtotal - Free Cash Flow           319.7    190.6     885.9     87.8
Add Cash Paid For:
  Property and equipment            487.2    131.6   1,116.0    337.3
  Satellites                         67.6     51.2     172.8    278.7
------------------------------- ------------------- ------------------
Net Cash Provided by Operating
 Activities                     $   874.5  $ 373.4  $2,174.7  $ 703.8
=============================== =================== ==================




                         DIRECTV Holdings LLC
----------------------------------------------------------------------

       Reconciliation of Cash Flow before Interest and Taxes(3)
  and Free Cash Flow(2) to Net Cash Provided by Operating Activities
----------------------------------------------------------------------
                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                ------------------- ------------------
                                  2006      2005      2006     2005
                                --------- --------- --------- --------
                                   (Dollars in         (Dollars in
                                     Millions)           Millions)
Cash Flow before Interest and
 Taxes                          $  416.2  $  318.7  $1,076.8  $ 535.6
Adjustments:
  Cash paid for interest           (56.6)    (62.8)   (164.9)  (177.7)
  Interest income                   17.8       8.2      49.5     12.7
  Income taxes (paid) refunded    (256.1)    (34.2)   (568.0)     9.9
------------------------------- ------------------- ------------------
Subtotal - Free Cash Flow          121.3     229.9     393.4    380.5
Add Cash Paid For:
  Property and equipment           110.8     101.9     329.9    250.2
  Subscriber leased equipment -
   subscriber acquisitions         203.5         -     402.9        -
  Subscriber leased equipment -
   upgrade and retention           121.1         -     261.0        -
  Satellites                        67.6      51.1     172.8    246.7
------------------------------- ------------------- ------------------
Net Cash Provided by Operating
 Activities                     $  624.3  $  382.9  $1,560.0  $ 877.4
=============================== =================== ==================

(2) and (3) - see footnotes above in this earnings release




DIRECTV HOLDINGS LLC
Non-GAAP Financial Measure Reconciliation and Other Data
(Unaudited)

----------------------------------------------------------------------
                         DIRECTV Holdings LLC
----------------------------------------------------------------------
         Reconciliation of Pre-SAC Margin to Operating Profit
----------------------------------------------------------------------
                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
                                        (Dollars in Millions)
Operating Profit               $  597.4  $  170.6  $1,734.1  $  542.2
Adjustments:
  Subscriber acquisition costs
   (expensed)                     432.0     691.4   1,401.0   2,059.2
  Depreciation and
   amortization expense           226.0     167.2     610.6     515.8
  Cash paid for subscriber
   leased equipment - upgrade
   and retention                 (121.1)        -    (261.0)        -
                               ---------------------------------------
Pre-SAC margin(a)              $1,134.3  $1,029.2  $3,484.7  $3,117.2
                               =======================================
Pre-SAC margin as a percentage
 of revenue(a)                     33.3%     33.8%     35.1%     35.4%
------------------------------ ---------------------------------------




                           SAC Calculation
----------------------------------------------------------------------
                               Three Months Ended   Nine Months Ended
                                 September 30,        September 30,
                              -------------------- -------------------
                                2006       2005      2006      2005
                              ---------- --------- --------- ---------
                                 (Dollars in Millions, Except SAC
                                              Amounts)
Subscriber acquisition costs
 (expensed)                   $   432.0  $  691.4  $1,401.0  $2,059.2
Cash paid for subscriber
 leased equipment -
 subscriber acquisitions          203.5         -     402.9         -
                              ----------------------------------------
Total acquisition costs       $   635.5  $  691.4  $1,803.9  $2,059.2
                              ========================================
Gross subscriber additions
 (000's)                          1,006     1,104     2,788     3,205
Average subscriber
 acquisition costs-per
 subscriber (SAC)             $     632  $    626  $    647  $    642




                              Other Data
----------------------------------------------------------------------
                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                ------------------- ------------------
                                  2006      2005      2006     2005
                                --------- --------- --------- --------
Average monthly revenue per
 subscriber (ARPU)              $  72.74  $  68.65  $  71.41  $ 67.52
Average monthly churn %             1.80%     1.89%     1.62%    1.70%
Total number of subscribers-
 platform (000's)                 15,678    14,933    15,678   14,933
Capital expenditures (millions) $  513.4  $  203.0  $1,156.5  $ 546.9
------------------------------- --------------------------------------




(a) Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions "Subscriber acquisition costs" and "Depreciation and amortization expense" to "Operating Profit" from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of "Subscriber acquisition costs," management also uses operating profit before depreciation and amortization expense to measure profitability.

The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.' operating performance to other communications, entertainment and media companies. The DIRECTV Group and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.' current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.


    CONTACT: The DIRECTV Group, Inc.
             Media Contact:
             Robert Mercer, 310-964-4683
             or
             Investor Relations:
             212-462-5200